UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2019

Date of report (date of earliest event reported)

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street

Boston MA 02109

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On November 7, 2019, LPL Financial Holdings Inc. issued a press release announcing that its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”), has secured commitments to reprice its term loan B, increase the size of its revolving credit facility from $500 million to $750 million, extend the maturity dates applicable to its term loan B and revolving credit facility, and make certain other changes to its existing credit agreement. In addition, LPL Holdings announced the pricing of its offering of $400 million in aggregate principal amount of senior unsecured notes (the “senior notes”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On November 7, 2019, LPL Holdings and certain of its subsidiaries entered into a purchase agreement with the representatives of the initial purchasers named therein, relating to the senior notes offering. Pursuant to the purchase agreement, LPL Holdings will issue and sell $400 million aggregate principal amount of senior notes due 2027 bearing interest at a rate of 4.625% at an issue price of 100% of their aggregate principal amount plus accrued interest from November 12, 2019. The consummation of the notes offering is subject to customary conditions.

LPL Holdings intends to use the net proceeds from the senior notes offering, together with cash available for corporate use, to pay down its existing term loan B to approximately $1,070 million and to pay fees and expenses related to the senior notes offering and the credit agreement amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 7, 2019 (“LPL Financial Announces Pricing of Leverage-Neutral Transaction Amending Senior Credit Facilities and Offering Senior Unsecured Notes”)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew J. Audette
Name:	Matthew J. Audette
Title:	Chief Financial Officer

Dated: November 7, 2019